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                                                                    Exhibit 10.9





                              AMENDED AND RESTATED

                           TECHNICAL SUPPORT AGREEMENT



                                     between


                      SHANGHAI SHANDA NETWORKING CO., LTD.


                                       and


               SHENGQU INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.











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                              AMENDED AND RESTATED
                           TECHNICAL SUPPORT AGREEMENT


THIS AMENDED AND RESTATED TECHNICAL SUPPORT AGREEMENT ("this Agreement") is entered into on this 9th day of December, 2003 by and between Shanghai Shanda Networking Co., Ltd. ("Party A"), a company organized and existing under the laws of the People's Republic of China (the "PRC"), and Shengqu Information Technology (Shanghai) Co., Ltd. ("Party B"), a wholly foreign-owned enterprise organized and existing under the laws of the PRC. Each of Party A and Party B shall hereinafter individually be referred to as a "Party" and collectively as the "Parties".

WHEREAS:

(1) Party A engages in businesses such as the operating of online games in PRC (the "Business") and Party B possesses expertise and resources on technology involved in the Business. Party A intends to retain Party B to provide relevant technical support service with respect to the Business ("Technical Support Service"), and Party B is willing to accept such retainer pursuant to the terms and conditions of this Agreement. Party A and Party B entered into an Technical Support Agreement on February 18, 2003;

(2) Pursuant to an Amendment Agreement to Technical Support Agreement and a Supplementary Agreement to Technical Support Agreement dated February 25, 2003 and October 28, 2003 respectively, the Parties modified certain provisions relating to the service fees, the term of agreement and other aspects, and

(3) The Parties desire to integrate the above-mentioned agreements and make further amendments to these agreements.

NOW THEREFORE, the Technical Support Agreement, the Amendment Agreement to Technical Support Agreement and the Supplementary Agreement to Technical Support Agreement dated February 18, 2003, February 25, 2003 and October 28, 2003 respectively shall be superseded by this Agreement after the effective date hereof. The Parties hereby agree as follows:

ARTICLE 1   SERVICE AND PAYMENT

1.      Party A hereby:

A. appoints Party B, effective as of the date of this Agreement, as the provider of Technical Support Service relating to the Business as agreed by the Parties from time to time; and

B.      agrees to pay Party B a service fee, on a quarterly basis, within three
        (3) months of the last day of each quarter (the "Service Fee"). The amount of the Service Fee shall be decided according to the Technical Support Service provided by Party B upon request of Party A, and shall be calculated in accordance with the number of days and personnel involved in the Technical Support Service. A discount of 88% shall apply to the Service Fee payable by Party A under this Agreement. In addition to the

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        Service Fee, Party A shall reimburse Party B for reasonable out of pocket expenses that incurred by Party B in connection with providing the Technical Support Service under this Agreement, including but not limited to, business trip costs, accommodation and meal costs, transportation and telecommunication expenses. If Party A is not satisfactory to the services provided by Party B in the relevant period and requests deduction of related Service Fee, or the actual fee paid by Party A is higher than the Service Fee payable under this Agreement, Party A shall, upon mutual agreement between the Parties, have the right to deduct the corresponding amount from the next payment of Service Fee payable by Party A to Party B.

2. Party B agrees to provide the Technical Support Service listed in Schedule A hereof and as requested by Party A.

3. Unless otherwise agreed by Party B in writing, Party A shall not retain any third party to provide the services listed in Schedule A hereof.

4. It is further agreed by the Parties that the service fees payable between February 19 and November 2003 under the previous Technical Support Agreement, the Amendment Agreement to Technical Support Agreement and the Supplementary Agreement to Technical Support Agreement shall be adjusted accordingly pursuant to this Article 1.

ARTICLE 2 TERM, TERMINATION AND SURVIVAL

1. Term. This Agreement shall be effective upon execution hereof by authorized representatives of the Parties and shall remain effective for a period of ten (10) years, which will be automatically renewed for another one (1) year upon expiry of each term unless Party B notifies Party A of its intention not to renew thirty (30) days before the current term expires. Party A shall not terminate this Agreement within the term of this Agreement.

2. No Further Obligations. Upon termination of this Agreement, Party B shall have no further obligation to render any Technical Support Service hereunder to Party A.

3. Survival. Termination of this Agreement shall not affect any obligation owed by one Party to the other Party that have accrued prior to such termination.

ARTICLE 3 MISCELLANEOUS

1. Entire Agreement. This Agreement constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings or arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

2. Amendment. No variation of or supplement to this Agreement shall be effective unless the Parties have agreed in writing and have respectively obtained the required authorizations and approvals (including an approval that Party B must obtain from the audit committee or other independent institution, which has been established under the Sarbanes-Oxley Act and the NASDAQ Rules, of the board of directors of Party B's overseas holding company, Shanda Interactive Entertainment Limited).


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3.      Waiver. A waiver on the part of any Party hereto of any rights or interests of any part under this Agreement shall not constitute the waiver of any other rights or interests or any subsequent waiver of such rights or interests. The failure of any Party at any time to require performance by the other Party under any provision of this Agreement shall not affect the right of such Party to require full performance from the other Party at any time thereafter.

4. Assignment, Obligations of Transferees. This Agreement shall be binding upon the Parties hereto and their respective successors and permitted transferees and assignees and it shall be made for the interests of these parties. Without the prior written consent of the other Party hereto, neither Party shall assign or transfer any rights or obligations that it may have under this Agreement.

5. Governing Law. The execution, interpretation, performance and termination of this Agreement shall be governed by and construed in accordance with the laws of the PRC.

6. Notice. Any notice, request or other communication to be given or made under this Agreement shall be in writing. Any such communication may be delivered by hand, air-mail, facsimile or established courier service to the Parties' addresses specified below or at such other address that a Party notifies to the other Party from time to time, and will be effective upon receipt (if a communication is delivered by facsimile, the time of the receipt of the facsimile shall be the time when the sender receives a confirmed transmittal receipt).

        For Party A:

        Shanghai Shanda Networking Co., Ltd.
        Address:    21st floor, Hua Rong Plaza, 1289 South Pudong Road,
                    Shanghai, PRC
        Postal Code: 200122
        Attention:
        Fax:        50504720-8088

        For Party B:

        Shengqu Information Technology (Shanghai) Co., Ltd.
        Address:    Room 638-7, Building 2, 351 Guoshoujing Road,
                    Zhangjiang Hi-Tech Park, Shanghai, China
        Attention:  Ms Luo QianQian
        Fax:

7. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provisions. This Agreement shall continue in full force and effect except for any such invalid, illegal or unenforceable provision.

8. Headings. The headings throughout this Agreement are for convenience only and are not intended to limit or be used in the interpretation of the provisions of this Agreement.

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9.      Language and Counterparts. This Agreement is executed in Chinese. This
        Agreement and any amendment hereto may be executed by the Parties in separate counterparts, each counterpart shall be the original and all of which together shall constitute one and the same instrument.

10. Dispute Resolution. All disputes arising from the execution of, or in connection with this Agreement shall be settled through amicable negotiations between the Parties. If no settlement can be reached through amicable negotiations, the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) Shanghai Commission for arbitration, in accordance with its then effective arbitration rules. There shall be three arbitrators. The arbitration shall be held in Shanghai and the language of the arbitration shall be Chinese. The arbitral award shall be final and binding on both Parties. The costs of the arbitration shall be borne by the losing Party, unless the arbitration award stipulates otherwise. [Remainder of the page has intentionally left blank]


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        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized signatories as of the day and year first written above.




        Party A: Shanghai Shanda Networking Co., Ltd.
        (Seal)

        ---------------------
        Authorized representative


        Party B: Shengqu Information Technology (Shanghai) Co., Ltd.
        (Seal)


        ---------------------
        Authorized representative


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SCHEDULE A

                    TECHNICAL SUPPORT SERVICE TO BE PROVIDED

Technical Support Service to be provided by Party B to Party A shall be as follows subject to the regulation of applicable laws:

1. Maintenance of relevant networking and equipments such as servers, switches and firewall

2.      Introducing and importing of online games and technical consultation

3.      Online game testing and technical evaluation

4.      Inspection, installation and daily maintenance of servers

5.      Consulting services on the internet security

6.      Maintenance of billing system

7.      Maintenance of online payment system

8.      Maintenance of users' service platform

9. Development and maintenance of office internal automatization and ERP system

10. Supervision and maintenance of office internal computers and networking equipments






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